Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, May 4, 2026

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Announces Record First-Quarter 2026 Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three months ended March 31, 2026.

Natural gas-focused strategy continues to drive key financial results
•GAAP net income: $864 million, or $0.70 per diluted share (EPS), up 25% vs. 1Q 2025
•Adjusted net income: $895 million, or $0.73 per diluted share (Adj. EPS), up 23% and 22%, respectively, vs. 1Q 2025
•Adjusted EBITDA: $2.254 billion, up $265 million or 13% vs. 1Q 2025
•Cash flow from operations (CFFO): $1.603 billion, up $170 million or 12% vs. 1Q 2025
•Available funds from operations (AFFO): $1.770 billion, up $325 million or 22% vs. 1Q 2025
•Dividend coverage ratio: 2.76x (AFFO basis)
•On track to deliver Adjusted EBITDA in upper half of 2026 guidance range

Disciplined execution drives business growth, advances projects and optimizes portfolio
•Signed customer agreement on Neo, a $2.3 billion behind-the-meter power innovation project with 682 megawatts of installed capacity
•Signed natural gas infrastructure agreement for Atlas, providing up to 164 MMcf/d of capacity to Northeast data center
•Signed customer agreements on Silver Spur transmission project, a 275 MMcf/d expansion on Northwest Pipeline
•Announced ~700 MMcf/d of gathering expansions in Marcellus and Haynesville
•Upsized Transco's Power Express project, increasing capacity to 750 MMcf/d
•Started construction on Transco's Northeast Supply Enhancement and Southeast Supply Enhancement projects
•Placed in service Northwest Pipeline's Naughton Coal Conversion and received notice to proceed on Northwest Pipeline's Wild Trail project
•Commissioned Aristotle pipeline for Plato South power innovation facility
•Closed on sale of South Mansfield upstream JV and Anadarko gathering

CEO Perspective
Chad Zamarin, president and chief executive officer, made the following comments:

“Williams delivered a strong first quarter, supported by the ongoing success of our natural gas-focused strategy and the performance of our premier assets. First-quarter GAAP net income increased 25% year-over-year to $864 million, and Adjusted EBITDA grew 13% year-over-year to $2.254 billion – driven by Transco’s expansion projects, new Gulf volumes, higher storage revenues and higher gathering volumes in the West.”

“Our teams continue to execute at an excellent pace on transmission expansions while adding to our portfolio of power innovation projects. Among several first quarter accomplishments, we placed Northwest Pipeline’s Naughton Coal Conversion into service and broke ground on Transco’s NESE and SESE projects. In addition, we commissioned the Aristotle pipeline to support data centers in Ohio, including the Socrates power innovation facility, and signed a customer agreement for Project Neo, a new behind-the-meter power innovation project.”

Zamarin added, “Natural gas demand is rising, our contracted project portfolio is growing and we’re staying focused on the sharp execution of projects which will drive higher earnings, stable cash flows and strong, durable returns for shareholders. I want to thank our employees and the customers we partner with to safely and reliably serve our nation's energy needs. Together, we will continue to deliver energy infrastructure solutions that seek to lower energy costs.”

Williams Summary Financial Information	1Q
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2026		2025

GAAP Measures
Net Income	$864		$690
Net Income Per Share	$0.70		$0.56
Cash Flow From Operations	$1,603		$1,433

Non-GAAP Measures (1)
Adjusted EBITDA	$2,254		$1,989
Adjusted Net Income	$895		$730
Adjusted Earnings Per Share	$0.73		$0.60
Available Funds from Operations	$1,770		$1,445
Dividend Coverage Ratio	2.76	x	2.37	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.61	x	3.83	x
Capital Investments (Excluding Acquisitions) (3) (4)	$1,642		$670

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand and, for 2026, $439 million of cash purchases of certain reimbursable long-lead Power Innovation equipment, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital investments include increases to property, plant, and equipment (growth & maintenance), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) First quarter 2026 capital investments reflects a $18 million change in certain reimbursable long-lead Power Innovation equipment. First quarter 2025 capital excludes $319 million for the Rimrock acquisition, which closed January 2025 and $153 million for the investment in Cogentrix, which closed March 2025.

GAAP Measures
First-quarter 2026 net income increased by $174 million compared to the prior year, benefiting from:
•$203 million of higher service revenues driven by Transco’s higher net rates and expansion projects, new Gulf volumes, higher storage revenues, and higher gathering volumes in the West including acquisitions,
•Higher gas marketing margins, and
•A gain of $182 million from the sale of the South Mansfield upstream interests.

These favorable changes were partially offset by:
•An unfavorable change of $193 million in net unrealized gains/losses on commodity derivatives,
•An increase in operating expenses,
•Higher net interest expense associated with changes in the debt portfolio, and
•A higher provision for income taxes driven by increased pre-tax income.

First-quarter 2026 cash flow from operations increased $170 million compared to the prior year primarily due to higher operating results exclusive of non-cash items and increased distributions from equity-method investees impacted by timing of receipt, partially offset by unfavorable net changes in derivative collateral requirements.

Non-GAAP Measures
First-quarter 2026 Adjusted EBITDA increased by $265 million over the prior year driven by the previously described increases in service revenues and gas marketing margins, partially offset by higher operating expenses.

First-quarter 2026 Adjusted Net Income improved by $165 million over the prior year driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives and the gain from the sale of the South Mansfield upstream interests.

First-quarter 2026 Available Funds From Operations (AFFO) increased by $325 million compared to the prior year primarily due to higher adjusted operating results exclusive of noncash items and a favorable change in the current component of the income tax provision.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission, Power & Gulf; Northeast G&P; West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's first-quarter 2026 Form 10-Q.

	First Quarter
Amounts in millions	Modified EBITDA			Adjusted EBITDA
	1Q 2026	1Q 2025	Change	1Q 2026	1Q 2025	Change
Transmission, Power & Gulf	$1,010	$858	$152	$1,010	$862	$148
Northeast G&P	524	514	10	524	514	10
West	407	354	53	410	354	56
Gas & NGL Marketing Services	40	152	(112)	227	155	72
Other	232	75	157	83	104	(21)
Total	$2,213	$1,953	$260	$2,254	$1,989	$265

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission, Power & Gulf
First-quarter 2026 Modified and Adjusted EBITDA improved compared to the prior year driven by contributions from Transco’s higher net rates and expansion projects, new Gulf volumes associated with Shenandoah, Whale and Ballymore, and higher storage revenues driven by winter storms and higher rates.

Northeast G&P
First-quarter 2026 Modified and Adjusted EBITDA increased slightly compared to the prior year driven primarily by higher volumes at Ohio Valley Midstream and higher gathering volumes and rates at Bradford within Appalachia Midstream, partially offset by lower volumes from Susquehanna Supply Hub.

West
First-quarter 2026 Modified EBITDA and Adjusted EBITDA improved compared to the prior year driven by Louisiana Energy Gateway, placed into service in third-quarter 2025, as well as higher gathering volumes including contributions from the 2025 Rimrock and Saber acquisitions, partially offset by lower minimum volume commitment revenues.

Gas & NGL Marketing Services
First-quarter 2026 Modified EBITDA decreased from the prior year primarily reflecting $189 million of net unfavorable changes in unrealized gains/losses on commodity derivatives, which are excluded from Adjusted EBITDA. Both measures benefited from higher gas marketing margins driven by winter storms.

Other
First-quarter 2026 Modified EBITDA increased from the prior year primarily reflecting the gain from the January 2026 sale of the South Mansfield upstream interests, which is excluded from Adjusted EBITDA. Both measures were impacted by an unfavorable change in net realized results from upstream operations, including the impact of the divested South Mansfield interests.

2026 Financial Guidance
The company continues to expect 2026 Adjusted EBITDA between $8.05 billion and $8.35 billion. The company now expects 2026 growth capex between $7 billion and $7.6 billion and maintenance capex between $850 million and $950 million. Williams anticipates a leverage ratio midpoint for 2026 of ~4.1x and has increased the dividend by 5% on an annualized basis to $2.10 in 2026 from $2.00 in 2025. Guidance for 2026 growth capex and debt-to-adjusted EBITDA exclude certain reimbursable long-lead equipment.

Williams First-Quarter 2026 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' first-quarter 2026 earnings presentation will be posted at www.williams.com. The company's first-quarter 2026 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, May 5, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register-conf.media-server.com/register/BI217f7f4ff1cb4d4283f684a98030695c

A webcast link to the conference call will be provided on Williams’ Investor Relations website. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably and responsibly meeting growing energy demand. We use our infrastructure to deliver one third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(Millions, except per-share amounts)
Revenues:
Service revenues	$2,206	$2,003
Service revenues – commodity consideration	46	49
Product sales	1,137	1,058
Net gain (loss) from commodity derivatives	(359)	(62)
Total revenues	3,030	3,048
Costs and expenses:
Product costs	543	615
Net processing commodity expenses	15	28
Operating and maintenance expenses	565	542
Depreciation, depletion, and amortization expenses	584	585
General and administrative expenses	193	194
Gain on sale of certain assets	(182)	—
Other operating (income) expense – net	(9)	(10)
Total costs and expenses	1,709	1,954
Operating income (loss)	1,321	1,094
Equity earnings (losses)	161	155
Other investing income (loss) – net	24	8
Interest expense	(376)	(349)
Other income (expense) – net	26	14
Income (loss) before income taxes	1,156	922
Less: Provision (benefit) for income taxes	244	193
Net income (loss)	912	729
Less: Net income (loss) attributable to noncontrolling interests	47	38
Net income (loss) attributable to The Williams Companies, Inc.	865	691
Less: Preferred stock dividends	1	1
Net income (loss) available to common stockholders	$864	$690
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$.71	$.57
Weighted-average shares (millions)	1,223	1,221
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$.70	$.56
Weighted-average shares (millions)	1,226	1,225

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	March 31,	December 31,
	2026	2025
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$950	$63
Trade accounts and other receivables (net of allowance of ($1) at March 31, 2026 and December 31, 2025)	1,676	2,084
Inventories	262	314
Assets held for sale	—	318
Derivative assets	172	209
Other current assets and deferred charges	260	256
Total current assets	3,320	3,244
Investments	4,520	4,559
Property, plant, and equipment	63,613	62,010
Accumulated depreciation, depletion, and amortization	(20,479)	(20,014)
Property, plant, and equipment – net	43,134	41,996
Intangible assets – net	6,670	6,763
Regulatory assets, deferred charges, and other	1,925	2,011
Total assets	$59,569	$58,573

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,271	$2,224
Liabilities held for sale	—	63
Derivative liabilities	174	135
Other current liabilities	1,313	1,639
Commercial paper	—	700
Long-term debt due within one year	248	1,345
Total current liabilities	4,006	6,106
Long-term debt	30,054	27,316
Deferred income tax liabilities	5,405	5,170
Regulatory liabilities, deferred income, and other	4,942	4,986
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at March 31, 2026 and December 31, 2025; 35 thousand shares issued at March 31, 2026 and December 31, 2025)	35	35
Common stock ($1 par value; 1,470 million shares authorized at March 31, 2026 and December 31, 2025; 1,262 million shares issued at March 31, 2026 and 1,261 million shares issued at December 31, 2025)	1,262	1,261
Capital in excess of par value	24,767	24,801
Retained deficit	(12,017)	(12,237)
Accumulated other comprehensive income (loss)	125	127
Treasury stock, at cost (39 million shares at March 31, 2026 and December 31, 2025 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,992	12,807
Noncontrolling interests in consolidated subsidiaries	2,170	2,188
Total equity	15,162	14,995
Total liabilities and equity	$59,569	$58,573

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$912	$729
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation, depletion, and amortization	584	585
Provision (benefit) for deferred income taxes	235	107
Equity (earnings) losses	(161)	(155)
Distributions from equity-method investees	223	158
Gain on sale of certain assets	(182)	—
Net unrealized (gain) loss from commodity derivative instruments	225	32
Inventory write-downs	2	1
Amortization of stock-based awards	22	30
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	425	82
Inventories	50	28
Other current assets and deferred charges	(9)	(40)
Accounts payable	(194)	(29)
Other current liabilities	(317)	(70)
Changes in current and noncurrent commodity derivative assets and liabilities	(138)	4
Other, including changes in noncurrent assets and liabilities	(74)	(29)
Net cash provided (used) by operating activities	1,603	1,433
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(699)	(132)
Proceeds from long-term debt	2,768	1,497
Payments of long-term debt	(1,109)	(853)
Payments for debt issuance costs	(24)	(12)
Proceeds from issuance of common stock	8	5
Common dividends paid	(642)	(610)
Dividends and distributions paid to noncontrolling interests	(67)	(69)
Contributions from noncontrolling interests	—	5
Other – net	(67)	(54)
Net cash provided (used) by financing activities	168	(223)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(1,359)	(1,012)
Dispositions – net	369	—
Proceeds from sale of business	48	—
Purchases of and contributions to equity-method investments	(29)	(163)
Other – net	87	5
Net cash provided (used) by investing activities	(884)	(1,170)
Increase (decrease) in cash and cash equivalents	887	40
Cash and cash equivalents at beginning of year	63	60
Cash and cash equivalents at end of period	$950	$100
_________
(1) Increases to property, plant, and equipment	$(1,593)	$(978)
Changes in related accounts payable and accrued liabilities	234	(34)
Capital expenditures	$(1,359)	$(1,012)

Transmission, Power & Gulf
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Regulated interstate natural gas transportation, storage, and other revenues (1)	$873	$892	$930	$953	$3,648	$942
Gathering, processing, storage and transportation revenues (1)	179	218	237	258	892	240
Other fee revenues	13	11	6	9	39	33
Commodity margins	14	17	16	21	68	18
Operating and administrative costs (1)	(270)	(286)	(290)	(296)	(1,142)	(282)
Other segment income (expenses) - net (1)	13	2	37	16	68	22
Proportional Modified EBITDA of equity-method investments	36	37	37	37	147	37
Modified EBITDA	858	891	973	998	3,720	1,010
Adjustments	4	12	(26)	—	(10)	—
Adjusted EBITDA	$862	$903	$947	$998	$3,710	$1,010

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	15.9	14.0	14.9	15.0	15.0	16.0
Avg. daily firm reserved capacity (MMdth)	20.8	20.6	20.6	21.0	20.8	21.0
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.0	2.4	2.4	2.6	2.6	2.7
Avg. daily firm reserved capacity (MMdth)	3.7	3.7	3.7	3.7	3.7	3.7
MountainWest (3)
Avg. daily transportation volumes (MMdth)	3.7	3.1	3.3	3.5	3.4	3.2
Avg. daily firm reserved capacity (MMdth)	8.4	8.0	8.0	8.3	8.2	8.3
Gulfstream - Non-consolidated (4)
Avg. daily transportation volumes (MMdth)	1.0	1.3	1.4	1.1	1.2	1.0
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf/d)	0.58	0.68	0.75	0.86	0.72	0.76
Plant inlet natural gas volumes (Bcf/d)	0.78	0.89	0.97	1.05	0.93	0.96
NGL production (Mbbls/d)	61	76	87	101	81	91
NGL equity sales (Mbbls/d)	10	15	12	16	13	12
Crude oil transportation volumes (Mbbls/d)	124	196	238	274	208	242

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the operated equity-method investment White River Hub, LLC.
(4) Includes 100% of the volumes associated with the equity-method investment Gulfstream Natural Gas System, L.L.C.

Northeast G&P
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gathering, processing, transportation, and fractionation revenues (1)	$420	$419	$421	$418	$1,678	$418
Other fee revenues	35	37	36	37	145	36
Commodity margins	6	6	6	6	24	—
Operating and administrative costs (1)	(106)	(113)	(114)	(116)	(449)	(103)
Other segment income (expenses) - net	—	(2)	(5)	(3)	(10)	5
Proportional Modified EBITDA of equity-method investments	159	154	161	166	640	168
Modified EBITDA	514	501	505	508	2,028	524
Adjustments	—	—	—	—	—	—
Adjusted EBITDA	$514	$501	$505	$508	$2,028	$524

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.39	4.15	4.10	4.02	4.16	4.01
Plant inlet natural gas volumes (Bcf/d)	1.86	1.89	1.90	1.90	1.89	1.95
NGL production (Mbbls/d)	137	138	150	147	143	152
NGL equity sales (Mbbls/d)	1	1	2	1	1	—
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.47	6.72	6.72	7.01	6.73	6.79
Plant inlet natural gas volumes (Bcf/d)	0.94	1.13	1.16	1.16	1.10	1.11
NGL production (Mbbls/d)	68	71	81	80	75	76
NGL equity sales (Mbbls/d)	5	4	2	1	3	2

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within Appalachia Midstream Investments.

West
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$415	$426	$449	$474	$1,764	$478
Other fee revenues	8	5	6	8	27	7
Commodity margins	34	29	29	26	118	31
Operating and administrative costs (1)	(152)	(150)	(150)	(153)	(605)	(149)
Other segment income (expenses) - net	11	(1)	(3)	(3)	4	7
Impairment or write-off of certain assets	—	—	(25)	(187)	(212)	(3)
Proportional Modified EBITDA of equity-method investments	38	32	36	36	142	36
Modified EBITDA	354	341	342	201	1,238	407
Adjustments	—	—	25	187	212	3
Adjusted EBITDA	$354	$341	$367	$388	$1,450	$410

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf/d)	5.69	5.94	6.14	6.56	6.09	6.37
Plant inlet natural gas volumes (Bcf/d)	1.52	1.69	1.72	1.78	1.68	1.76
NGL production (Mbbls/d)	83	102	103	105	99	103
NGL equity sales (Mbbls/d)	6	8	7	7	7	7
NGL and Crude Oil Transportation volumes (Mbbls/d) (2)	310	292	294	281	294	269

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), Rocky Mountain Midstream, and Bluestem pipelines.

Gas & NGL Marketing Services
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Commodity margins	$191	$(16)	$6	$45	$226	$248
Net unrealized gain (loss) from derivative instruments	(3)	(4)	46	101	140	(192)
Operating and administrative costs	(39)	(19)	(14)	(21)	(93)	(34)
Other segment income (expenses) - net	—	1	—	1	2	—
Proportional Modified EBITDA of equity-method investments	3	8	16	9	36	18
Modified EBITDA	152	(30)	54	135	311	40
Adjustments	3	15	(43)	(93)	(118)	187
Adjusted EBITDA	$155	$(15)	$11	$42	$193	$227

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.27	6.17	6.52	6.34	6.57	6.73
NGLs (Mbbls/d)	182	170	174	215	185	205

Other
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Service revenues	$4	$4	$4	$4	$16	$4
Net realized product sales	153	146	151	166	616	138
Net unrealized gain (loss) from derivative instruments	(29)	40	5	(6)	10	(33)
Operating and administrative costs	(54)	(76)	(71)	(82)	(283)	(63)
Other segment income (expenses) - net	1	4	4	8	17	4
Gain on sale of certain assets	—	—	—	—	—	182
Modified EBITDA	75	118	93	90	376	232
Adjustments	29	(40)	(3)	7	(7)	(149)
Adjusted EBITDA	$104	$78	$90	$97	$369	$83

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.27	0.29	0.30	0.31	0.29	0.22
NGLs (Mbbls/d)	10	12	11	13	11	12
Crude Oil (Mbbls/d)	7	8	7	7	7	8

`

Capital Expenditures and Investments
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Transmission, Power & Gulf	$369	$590	$660	$1,639	$3,258	$1,174
Northeast G&P	62	39	57	53	211	27
West	549	274	172	119	1,114	82
Gas & NGL Marketing Services	—	1	—	—	1	—
Other	32	68	65	144	309	76
Total (1)	$1,012	$972	$954	$1,955	$4,893	$1,359

Purchases of and contributions to equity-method investments:
Transmission, Power & Gulf	$—	$—	$—	$313	$313	$18
Northeast G&P	10	10	12	6	38	11
West	—	—	1	—	1	—
Gas & NGL Marketing Services	153	—	—	—	153	—
Other	—	6	—	—	6	—
Total	$163	$16	$13	$319	$511	$29

Summary:
Transmission, Power & Gulf	$369	$590	$660	$1,952	$3,571	$1,192
Northeast G&P	72	49	69	59	249	38
West	549	274	173	119	1,115	82
Gas & NGL Marketing Services	153	1	—	—	154	—
Other	32	74	65	144	315	76
Total	$1,175	$988	$967	$2,274	$5,404	$1,388

Capital investments:
Increases to property, plant, and equipment	$978	$1,063	$1,038	$2,296	$5,375	$1,593
Purchases of businesses, net of cash acquired	1	—	—	—	1	—
Purchases of and contributions to equity-method investments	163	16	13	319	511	29
Purchases of other long-term investments	1	3	2	1	7	2
Total	$1,143	$1,082	$1,053	$2,616	$5,894	$1,624

(1) Increases to property, plant, and equipment	$978	$1,063	$1,038	$2,296	$5,375	$1,593
Changes in related accounts payable and accrued liabilities	34	(91)	(84)	(341)	(482)	(234)
Capital expenditures	$1,012	$972	$954	$1,955	$4,893	$1,359

Contributions from noncontrolling interests	$5	$14	$3	$14	$36	$—
Contributions in aid of construction	$10	$16	$11	$14	$51	$16
Proceeds from sale of certain assets	$—	$—	$—	$—	$—	$390
Proceeds from sale of business	$—	$—	$—	$—	$—	$48

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments, including our indirect share from interests owned by equity-method investees.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2025					2026
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$690	$546	$646	$733	$2,615	$864

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.56	$.45	$.53	$.60	$2.14	$.70
Adjustments:
Transmission, Power & Gulf
Transco rate case timing*	$4	$11	$(15)	$—	$—	$—
Acquisition and transition-related costs*	—	1	—	—	1	—
Net gain related to certain asset retirements*	—	—	(11)	—	(11)	—
Total Transmission, Power & Gulf adjustments	4	12	(26)	—	(10)	—
West
Impairment or write-off of certain assets	—	—	25	187	212	3
Total West adjustments	—	—	25	187	212	3
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	—	11	3	8	22	(5)
Net unrealized (gain) loss from derivative instruments	3	4	(46)	(101)	(140)	192
Total Gas & NGL Marketing Services adjustments	3	15	(43)	(93)	(118)	187
Other
Acquisition and transition-related costs*	—	—	2	1	3	—
Net unrealized (gain) loss from derivative instruments	29	(40)	(5)	6	(10)	33
Gain on sale of certain upstream assets	—	—	—	—	—	(182)
Total Other adjustments	29	(40)	(3)	7	(7)	(149)
Adjustments included in Modified EBITDA	36	(13)	(47)	101	77	41
Adjustments below Modified EBITDA
Transco rate case timing	11	35	(46)	—	—	—
Our share of fair value change from Cogentrix investment	—	—	—	(153)	(153)	(2)
Amortization of intangible assets from 2021 Sequent acquisition	5	4	5	4	18	3
	16	39	(41)	(149)	(135)	1
Total adjustments	52	26	(88)	(48)	(58)	42
Less tax effect for above items	(12)	(6)	20	12	14	(11)
Adjustments for tax-related items (2)	—	—	25	(25)	—	—
Adjusted income from continuing operations available to common stockholders	$730	$566	$603	$672	$2,571	$895
Adjusted income from continuing operations - diluted earnings per common share (1)	$.60	$.46	$.49	$.55	$2.10	$.73
Weighted-average shares - diluted (millions)	1,225	1,224	1,225	1,226	1,225	1,226
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The third quarter of 2025 includes an adjustment associated with an increase in our estimated deferred state income tax rate. The fourth quarter of 2025 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2025					2026
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net income (loss)	$729	$583	$683	$773	$2,768	$912
Provision (benefit) for income taxes	193	174	246	244	857	244
Interest expense	349	350	372	371	1,442	376
Equity (earnings) losses	(155)	(142)	(152)	(311)	(760)	(161)
Other investing (income) loss - net	(8)	(4)	(19)	(11)	(42)	(24)
Proportional Modified EBITDA of equity-method investments	236	231	250	248	965	259
Depreciation, depletion, and amortization expenses	585	605	564	593	2,347	584
Accretion expense associated with asset retirement obligations for nonregulated operations	24	24	23	25	96	23
Modified EBITDA	$1,953	$1,821	$1,967	$1,932	$7,673	$2,213

Transmission, Power & Gulf	$858	$891	$973	$998	$3,720	$1,010
Northeast G&P	514	501	505	508	2,028	524
West	354	341	342	201	1,238	407
Gas & NGL Marketing Services	152	(30)	54	135	311	40
Other	75	118	93	90	376	232
Total Modified EBITDA	$1,953	$1,821	$1,967	$1,932	$7,673	$2,213

Adjustments (1):
Transmission, Power & Gulf	$4	$12	$(26)	$—	$(10)	$—
West	—	—	25	187	212	3
Gas & NGL Marketing Services	3	15	(43)	(93)	(118)	187
Other	29	(40)	(3)	7	(7)	(149)
Total Adjustments	$36	$(13)	$(47)	$101	$77	$41

Adjusted EBITDA:
Transmission, Power & Gulf	$862	$903	$947	$998	$3,710	$1,010
Northeast G&P	514	501	505	508	2,028	524
West	354	341	367	388	1,450	410
Gas & NGL Marketing Services	155	(15)	11	42	193	227
Other	104	78	90	97	369	83
Total Adjusted EBITDA	$1,989	$1,808	$1,920	$2,033	$7,750	$2,254

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2025					2026
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net cash provided (used) by operating activities	$1,433	$1,450	$1,439	$1,576	$5,898	$1,603
Exclude: Cash (provided) used by changes in:
Accounts receivable	(82)	(219)	(83)	603	219	(425)
Inventories, including write-downs	(29)	86	4	(24)	37	(52)
Other current assets and deferred charges	40	(4)	7	28	71	9
Accounts payable	29	236	94	(474)	(115)	194
Other current liabilities	70	(220)	55	(75)	(170)	317
Changes in current and noncurrent commodity derivative assets and liabilities	(4)	(15)	(58)	(22)	(99)	138
Other, including changes in noncurrent assets and liabilities	29	48	76	60	213	74
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)
Dividends and distributions paid to noncontrolling interests	(69)	(62)	(66)	(62)	(259)	(67)
Contributions from noncontrolling interests	5	14	3	14	36	—
Additional Adjustments *	24	3	(21)	24	30	(20)
Available funds from operations	$1,445	$1,317	$1,449	$1,647	$5,858	$1,770

Common dividends paid	$610	$611	$611	$610	$2,442	$642

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.37	2.16	2.37	2.70	2.40	2.76

*See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income. The first quarter of 2025 also includes $20 million related to an expected distribution from an equity-method investee not received until early April. This amount is excluded from the second quarter of 2025. The fourth quarter of 2025 also includes $15 million related to an expected distribution from an equity‑method investee not received until early January 2026, and this amount is excluded from the first quarter of 2026.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Available Funds from Operations (AFFO)

	2026 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss) from continuing operations	$3,010	$3,125	$3,240
Provision (benefit) for income taxes	905	940	975
Interest expense		1,485
Equity (earnings) losses		(600)
Proportional Modified EBITDA of equity-method investments		970
Depreciation, depletion, and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,470
Other		(5)
Modified EBITDA	$8,235	$8,385	$8,535
EBITDA Adjustments		(185)
Adjusted EBITDA	$8,050	$8,200	$8,350

Net income (loss) from continuing operations	$3,010	$3,125	$3,240
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		180
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,830	$2,945	$3,060

Adjustments:
Adjustments included in Modified EBITDA(1)		(185)
Adjustments below Modified EBITDA (1)		11
Allocation of adjustments to noncontrolling interests		—
Total adjustments		(174)
Less tax effect for above items		44
Adjusted income from continuing operations available to common stockholders	$2,700	$2,815	$2,930
Adjusted income from continuing operations - diluted earnings per common share	$2.20	$2.29	$2.38
Weighted-average shares - diluted (millions)		1,229

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$6,315	$6,430	$6,545
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(260)
Contributions from noncontrolling interests		48
Additional adjustments(1)		(15)
Available funds from operations (AFFO)	$6,085	$6,200	$6,315
AFFO per common share	$4.95	$5.05	$5.14
Common dividends paid		$2,575
Coverage Ratio (AFFO/Common dividends paid)	2.36x	2.41x	2.45x

(1) Includes items of income or loss that we characterize as unrepresentative of our ongoing operations.

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams' stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Rate case filings;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Exposure to the credit risk of customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•The ability to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•The ability to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 24, 2026, and (b) Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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